Exhibit 23(a)


                    CONSENT OF INDEPENDENT ACCOUNTANTS

               We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 26, 1998 appearing on page 13 of Pitney Bowes Credit Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP



Stamford, Connecticut
July 15 , 1998